Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of AlphaNet Solutions, Inc., which is incorporated by reference in AlphaNet Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

PriceWaterhouseCoopers LLP
Florham Park, New Jersey
September 3, 1999